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                                                            EXHIBIT NO. 99.10(b)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information of Massachusetts Investors Growth Stock Fund, each of which is incorporated by reference in this Post-Effective Amendment No. 76 to Registration Statement No. 2-14677 on Form N-1A. We also consent to the incorporation by reference, in such Statement of Additional Information, of our report dated January 10, 2003, on the financial statements and financial highlights of Massachusetts Investors Growth Stock Fund, included in the Fund's 2002 Annual Report to Shareholders.


ERNST & YOUNG LLP
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Ernst & Young LLP

Boston, Massachusetts
October 27, 2003